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                                                                    Exhibit 23.1

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-107936) of Medco Health Solutions, Inc. of our report dated January 27, 2004, except for Note 13 as to which the date is February 17, 2004, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
March 26, 2004